UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 5, 2018

NanoFlex Power Corporation

(Exact name of registrant as specified in its charter)

Florida	333-187308	46-1904002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17207 N. Perimeter Dr., Suite 210

Scottsdale, AZ 85255

(Address of Principal Executive Offices)

480-585-4200

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Power Up Financing

On December 5, 2018, NanoFlex Power Corporation, a Florida corporation (the “Company”) entered into a Securities Purchase Agreement (the “Power Up SPA”) with Power Up Lending Group Ltd. (“Power Up”) pursuant to which Power Up agreed to purchase a convertible promissory note (the “Power Up Note”) in the aggregate principal amount of $53,000. On December 5, 2018, the Company issued the Power Up Note. The Power Up Note entitles the holder to 12% interest per annum and matures on September 15, 2019.

Under the Power Up Note, Power Up may convert all or a portion of the outstanding principal of the Power Up Note into shares of common stock, $0.0001 par value per share (the “Common Stock”) of the Company beginning on the date which is 180 days from the issuance date of the Power Up Note, at a price equal to 61% of the average of the lowest two trading prices during the 15 trading day period ending on the last complete trading date prior to the date of conversion, provided, however, that Power Up may not convert the Power Up Note to the extent that such conversion would result in beneficial ownership by Power Up and its affiliates of more than 4.99% of the Company’s issued and outstanding Common Stock.

If the Company prepays the Power Up Note within 30 days of its issuance, the Company must pay all of the principal at a cash redemption premium of 110%; if such prepayment is made between the 31st day and the 60th day after the issuance of the Power Up Note, then such redemption premium is 115%; if such prepayment is made from the sixty first 61st to the 90th day after issuance, then such redemption premium is 120%; and if such prepayment is made from the 91st to the 180th day after issuance, then such redemption premium is 125%. After the 180th day following the issuance of the Power Up Note, there shall be no further right of prepayment.

In connection with the Power Up Note, the Company agreed to cause its transfer agent to reserve 5,560,655 shares of Common Stock, in the event that the Power Up Note is converted. The closing occurred on December 7, 2018, and the Company received a net amount of $44,700.

APG Capital Financing

On December 7, 2018, Company entered into a Securities Purchase Agreement (the “APG Capital SPA”) with APG Capital Holdings, LLC (“APG Capital”) pursuant to which APG Capital agreed to purchase a convertible promissory note (the “APG Capital Note”) in the aggregate principal amount of $40,000. The Company agreed to reimburse APG Capital’s expenses of $2,000 in legal fees, to be deducted from the APG Capital Note when funded. On December 7, 2018, the Company issued the APG Capital Note. The APG Capital Note has an interest rate of 12% per annum and matures on December 7, 2019.

Pursuant to the APG Capital Note, during the first 180 days following the issuance of the APG Capital Note, APG Capital may convert all or a portion of the outstanding principal amount into shares of Common Stock at a fixed conversion price of $0.25 per share. After the 180th day following the issuance of the APG Capital Note, the conversion price per share shall be equal to 40% discount of the lowest trading price or the lowest closing bid from closing or conversion of the Common Stock during the 20 prior trading days (including the day upon which a notice of conversion is received). APG Capital may not convert the APG Capital Note to the extent that such conversion would result in beneficial ownership by APG Capital and its affiliates of more than 9.99% of the Company’s issued and outstanding Common Stock.

If the Company redeems the APG Capital Note within 90 days of its issuance, the Company must pay the principal at a cash redemption premium of 135%, in addition to accrued interest; and if such redemption is made from the 91st day to the 180th day after issuance, then such redemption premium is 150%, in addition to accrued interest. After the 180th day following the issuance of the APG Capital Note, there shall be no further right of redemption.

In the event the Company files a registration statement for its securities prior to the date on which the APG Capital Note is eligible for conversion, the shares of Common Stock issuable upon conversion shall be piggybacked onto such registration statement. Additionally, while the Note is outstanding and to the extent the Company grants another party more favorable investment terms, the terms of the APG Capital Note shall automatically adjust to match those more favorable terms.

In connection with the APG Capital Note, the Company agreed to cause its transfer agent to reserve 2,222,222 shares of Common Stock, in the event that the APG Capital Note is converted. APG Capital has the right to periodically request that the number of shares reserved be increased to at least 400% the number of shares of Common Stock issuable upon conversion of the APG Capital Note. The closing occurred on December 7, 2018, and the Company received a net amount of $38,000.

JSJ Financing

On December 11, 2018, the Company issued to JSJ Investments Inc. (“JSJ”) a convertible promissory note (the “JSJ Note”) in the aggregate principal amount of $61,000 for a purchase price of $58,000, with a maturity date of December 11, 2019. The JSJ Note was funded on December 13, 2018, and the Company received a net amount of $50,200. The interest rate under the JSJ Note is 12% per annum and increases to 18% per annum if an event of default occurs.

Under the JSJ Note, JSJ may convert all or a portion of the outstanding principal and accrued interest of the JSJ Note at any time after the 180th day after the issuance date (the “Prepayment Date”) into shares of Common Stock at a conversion price equal to (i) $0.25 per share until the Prepayment Date or (ii) if the conversion is made after the Prepayment Date or pursuant to an event of default under the JSJ Note, a price equal to a 42% discount to the lowest trading price during the 20 trading days prior to the date of a notice of conversion. JSJ may not convert the JSJ Note to the extent that such conversion would result in beneficial ownership by JSJ and its affiliates of more than 4.99% of the Company’s issued and outstanding Common Stock.

If the Company voluntarily prepays the JSJ Note within 90 days of its issuance, the Company must pay the principal at a cash redemption premium of 135%, in addition to outstanding interest; if such prepayment is made from the 91st day to the 120th day after issuance, then such redemption premium is 140%, in addition to outstanding interest; if such prepayment is made from the 121st day to the Prepayment Date, then such redemption premium is 145%, in addition to outstanding interest; and if such prepayment is made after the Prepayment Date and before the maturity date, then such redemption premium is 150%, in addition to accrued interest and default interest (if any).

The foregoing summaries of the terms of the Power Up Note, the APG Capital Note, the JSJ Note, the Power Up SPA and the APG Capital SPA are subject to, and qualified in their entirety by, the agreements and instruments attached hereto as Exhibits 4.1, 4.2, 4.3, 10.1 and 10.2, respectively, which are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the Power Up Note, the APG Capital Note, the JSJ Note, the Power Up SPA, the APG Capital SPA and the related agreements is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above with respect to the issuances of the Power Up Note, the APG Capital Note and JSJ Note is incorporated herein by reference. The issuances of the Power Up Note, the APG Capital Note and JSJ Note were made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(a)(2) of the Act.

Item 8.01	Other Events.

As reported in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on July 3, 2018, the Company borrowed $58,000 from Power Up and issued to Power Up a convertible promissory note in the amount of $58,000 with a maturity date of April 15, 2019. The Company paid off the note in full on December 5, 2018, with total payments of $76,361.37.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Convertible Promissory Note, dated as of December 5, 2018.
4.2	Convertible Promissory Note, dated as of December 7, 2018.
4.3	Convertible Promissory Note, dated as of December 11, 2018.
10.1	Securities Purchase Agreement, dated as of December 5, 2018, by and between NanoFlex Power Corporation and Power Up Lending Group Ltd.
10.2	Securities Purchase Agreement, dated as of December 7, 2018, by and between NanoFlex Power Corporation and APG Capital Holdings, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2018

NanoFlex Power Corporation

By:	/s/ Dean L. Ledger
Name:	Dean L. Ledger
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Convertible Promissory Note, dated as of December 5, 2018.
4.2	Convertible Promissory Note, dated as of December 7, 2018.
4.3	Convertible Promissory Note, dated as of December 11, 2018.
10.1	Securities Purchase Agreement, dated as of December 5, 2018, by and between NanoFlex Power Corporation and Power Up Lending Group Ltd.
10.2	Securities Purchase Agreement, dated as of December 7, 2018, by and between NanoFlex Power Corporation and APG Capital Holdings, LLC.

4